UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip Code)

(781) 433-0771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Celldex Therapeutics, Inc. (“Celldex”) terminated its current license with 3M Company (“3M”) for access to 3M’s proprietary TLR agonist adjuvant, resiquimod™, under an exclusive worldwide license. Celldex will continue to explore other TLRs and other adjuvants in combination with its APC Targeting Technology™ programs, CDX-1401, CDX-2401, and CDX-1307 under investigator-sponsored collaborations.

On March 29, 2012, Celldex provided a written notice of termination to 3M with respect to the Vaccine Adjuvant License and Collaboration Agreement dated May 30, 2008. Rights will be returned to 3M at the end of a 60-day transition period. The termination of this License Agreement will eliminate the payment of annual license fees, up to $3.8 million in potential milestone payments and any future royalty payments to 3M for the development and commercialization of the 3M technology.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Celldex Therapeutics, Inc.

Dated: April 3, 2012	By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President and
Chief Financial Officer